UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

KREIDO BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenida Acaso Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2007, Kreido Biofuels, Inc. (the “Company”) entered into an Employment Agreement with G.A. Ben Binninger as further described in Item 5.02 below.

On July 27, 2007, as a result of the resignation of Joel A. Balbien as further described below under Items 1.02 and 5.02, the Company entered into a Separation Agreement and General Release with Dr. Balbien.

On July 27, 2007, the Company adopted the Outside Director Compensation Program as further described in Item 5.02 below.

Item 1.02 Termination of a Material Definitive Agreement.

On July 27, 2007, as a result of the resignation of Mr. Balbien as further described below under Item 5.02, the Employment Agreement between the Company and Dr. Balbien was terminated. The Executive Employment Agreement between the Company and Dr. Balbien was terminated by Separation Agreement and General Release effective July 27, 2007, a copy of which is attached as Exhibit 10.1. Pursuant to that Agreement and taking into account the salary, accrued vacation, bonus and benefits provisions of the Employment Agreement being terminated, in resolution of all matters between the Company and Dr. Balbien, the Company will make severance payments to Dr. Balbien of approximately $200,000 through November 1, 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Balbien Resignation. On July 26, 2007, Joel A. Balbien submitted to the Company’s Board of Directors (the “Board”), his written notice of resignation as a director effective immediately and as President and Chief Executive Officer of the Company effective as of July 27, 2007. The resignations were accepted by the Board of Directors on July 27, 2007.

Binninger Appointment. On July 27, 2007, the Company appointed Mr. Binninger, age 58, as Interim Chief Executive Officer of the Company. G.A. Ben Binninger has served as a director of the Company since January 12, 2007. From 2003 to 2006, Mr. Binninger served as a consultant to the Company’s wholly-owned subsidiary, Kreido Laboratories (“Kreido Labs”), relating to the development and evaluation of specialty chemical opportunities. He also previously served as Chief Operating Officer of the Company from January 12, 2007 to March 15, 2007. Mr. Binninger has 30 years of experience in the chemicals and fuels industry. Mr. Binninger has hands-on experience leading both large and small technologically sophisticated global process and service businesses with Atlantic Richfield Company (ARCO), Rio Tinto Borax, Exxon and Hercules. From 1995 to 2003, Mr. Binninger served as Senior Vice President of Rio Tinto Borax. Mr. Binninger has a B.E degree in Chemical Engineering from Manhattan College and an M.B.A from Harvard University.

The Company and Mr. Binninger have entered into an Executive Employment Agreement that provides, in part, for Mr. Binninger to serve as Chief Executive Officer and President of the Company. Mr Binninger will dedicate approximately 2-1/2 days per week to Company business. He will receive a salary of $11,666 per month ($140,000 per year) during his tenure as interim Chief Executive Officer. A discretionary bonus of up to $25,000 may be awarded to Mr. Binninger at the end of his term as interim Chief Executive Officer. In addition, Mr. Binninger has been granted options to purchase 125,000 shares of Company common stock, of which options to purchase 50,000 shares vested upon the date of grant, 50,000 shares will vest in four equal monthly installments of 12,500 each, provided Mr. Binninger is then serving as Chief Executive Officer of the Company, and 12,500 shares will vest on each of April 15, 2008 and October 15, 2008, provided that Mr. Binninger is then serving either as an officer or a director of the Company. A copy of the Executive Employment Agreement between the Company and G.A. Ben Binninger is attached as Exhibit 10.2. During the period that Mr. Binninger in serving as interim Chief Executive Officer he will continue to serve as a director of the Company but will not qualify as an outside director.

Officer Re-alignments. On July 27, 2007, the Board appointed Philip Lichtenberger as the Company’s Chief Operating Officer, and John Philpott as the Company’s Chief Financial Officer. Mr. Lichtenberger has served as Executive Vice President and Chief Operating Officer of Kreido Labs since 1997 and was appointed as Senior Vice President of Operations and Chief Financial Officer of the Company on January 12, 2007.

Mr. Philpott joined the Company on March 19, 2007 as Vice President and Chief Accounting Officer. From September 2006 until joining the Company, Mr. Philpott served as a Partner with Aegis Advisors, LLC, a private management company. For more than 10 years before joining Aegis Advisors, LLC, Mr. Philpott held the position of CFO, Treasurer and Assistant Secretary with Miravant Medical Technologies, Inc., a publicly held pharmaceutical research and development company engaged in drug and laser light development

New Directors Elected. On July 27, 2007, the Board, by resolution, expanded the size of the Board from three directors to four directors. The Board also appointed Murli Tolaney and Richard Redoglia as members of the Board to fill vacancies on the Board.

Mr. Tolaney currently serves as Chairman of Montgomery Watson Harza, a privately-owned global environmental engineering, management, technology and construction company. Mr. Tolaney joined Montgomery Watson Harza in 1973 as a Senior Engineer and in 1992 became its Chief Executive Officer, a position he held until 2001 when he assumed his current post of Chairman of this 130 office worldwide, 6,000 employee firm.

Mr. Redoglia currently serves as Executive Director of Global Energy Horizons, a strategic investment firm focused on businesses within the energy industry. Prior to joining Global Energy Horizons in 2003, Mr. Redoglia served as Director Global Futures Group for ABN AMRO Inc. from 2000 to 2002. During a 15-year tenure with Merrill Lynch, Mr. Redoglia served in various positions of increasing responsibility including Director of the Energy Commodity Group.

Outside Director Compensation Program Adopted. On July 27, 2007, the Board adopted the Outside Director Compensation Program. Under this program each outside director will be paid, in equal quarterly installments, an annual retainer of $20,000, and meeting fees of $1,000 for board meetings ($500 for committee meetings) attended in person and $500 for board meetings ($250 for committee meetings) attended by telephone, not to exceed $1,000 if multiple meetings are attended in person on a given day. In addition, each outside director will receive (a) 2,500 shares of Company common stock upon his or her first election or appointment on or after the date of adoption of the Outside Director Compensation Program and (b) annual option grants to purchase 25,000 shares of Company common stock. Option grants will occur on October 15 of each calendar year beginning October 15, 2007. The number of shares of common stock included in an annual option grant will be reduced by the number of shares of common stock included in option grants to the applicable outside director, in any capacity, within the 12 months preceding the October 15 grant date. Options granted to outside directors under the Outside Director Compensation Program will vest in two equal installments of six months each, provided that the outside director is serving as a director of the Company on the vesting date. Options will be granted at the closing bid price on the Company common stock on the date of grant and will have terms of 10 years from the date of grant. Outside director options will be granted from the shares reserved for issuance under the Company’s 2006 Equity Incentive Plan. The Chairperson of the Board of Directors may receive additional compensation to be determined by the other directors.

Item 8.01 Other Events

On July 27, 2007, the Company issued a press release announcing the resignation of Joel A. Balbien as the Company’s Chief Executive Officer and as a director of the Company, as well as the appointments of G.A. Ben Binninger as interim Chief Executive Officer, Philip Lichtenberger as Chief Operating Officer and John M Philpott as Chief Financial Officer. The press release also announced the election of. Messrs. Murli Tolaney and Richard Redoglia to the Board. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 8.01 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number    Exhibit

10.1	Separation Agreement and General Release dated July 27, 2007 by and between Kreido Biofuels, Inc. and Joel Balbien

10.2	Executive Employment Agreement dated July 27, 2007 by and between Kreido Biofuels, Inc. and G. A. Ben Binninger

10.3	Kreido Biofuels, Inc. Outside Director Compensation Program adopted July 27, 2007

99.1	Press release of Kreido Biofuels, Inc. issued July 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: July 30, 2007	By:	/s/ John M. Philpott
		Name:	John M. Philpott
		Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number    Exhibit

10.1	Separation Agreement and General Release dated July 27, 2007 by and between Kreido Biofuels, Inc. and Joel Balbien

10.2	Executive Employment Agreement dated July 27, 2007 by and between Kreido Biofuels, Inc. and G. A. Ben Binninger

10.3	Kreido Biofuels, Inc. Outside Director Compensation Program adopted July 27, 2007

99.1	Press release of Kreido Biofuels, Inc. issued July 27, 2007